JPMorgan Chase Financial Company LLC	July 2016
Pricing Supplement No. 501
Registration Statement Nos. 333-209682 and 333-209682-01
Dated July 27, 2016
Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Buffered PLUS will pay no interest, provide a minimum payment at maturity of only 15.00% of the stated principal amount and have the terms described in the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to a maximum payment at maturity. If the basket has declined in value, but has not declined by more than the specified buffer amount, investors will receive the stated principal amount of their investment. However, if the basket has declined by more than the buffer amount, at maturity investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 15.00% of the stated principal amount. Investors may lose up to 85.00% of the stated principal amount of the Buffered PLUS at maturity. The Buffered PLUS are for investors who seek exposure to an unequally weighted basket of the five indices specified below and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the basket. At maturity, an investor will receive an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the basket closing value on the valuation date. The Buffered PLUS are unsecured and unsubordinated obligations of JPMorgan Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Buffered PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Buffered PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Buffered PLUS.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC
Guarantor:	JPMorgan Chase & Co.
Basket:	Underlying indices	Bloomberg ticker symbol	Basket weighting
	S&P 500® Index (the "SPX Index")	SPX	60%
	S&P MidCap 400® Index (the "MID Index")	MID	10%
	Russell 2000® Index (the "RTY Index")	RTY	10%
	MSCI EAFE® Index (the "MXEA Index")	MXEA	10%
	MSCI Emerging Markets Index (the "MXEF Index")	MXEF	10%
We refer to the SPX Index, the MID Index, the RTY Index, the MXEA Index and the MXEF Index as the underlying indices. Because the SPX Index makes up 60% of the basket, we expect that generally the market value of your Buffered PLUS and your payment at maturity will depend significantly on the performance of the SPX Index.
Aggregate principal amount:		$11,206,700
Payment at maturity:		If the final basket value is greater than the initial basket value, for each $10 stated principal amount Buffered PLUS,
$10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final basket value is equal to the initial basket value or is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 15.00%, for each $10 stated principal amount Buffered PLUS,
$10
If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 15.00%, for each $10 stated principal amount Buffered PLUS,
($10 × basket performance factor) + $1.50
This amount will be less than the stated principal amount of $10 per Buffered PLUS. However, subject to the credit risk of JPMorgan Financial and JPMorgan Chase & Co., under no circumstances will the Buffered PLUS pay less than $1.50 per Buffered PLUS at maturity.
Leveraged upside payment:		$10 × leverage factor × basket percent increase
Leverage factor:		120%
Maximum payment at maturity:		$17.40 (174.00% of the stated principal amount) per Buffered PLUS.
Minimum payment at maturity:		$1.50 per Buffered PLUS (15.00% of the stated principal amount)
Stated principal amount:		$10 per Buffered PLUS
Issue price:		$10 per Buffered PLUS (see "Commissions and issue price" below)
Pricing date:		July 27, 2016
Original issue date (settlement date):		August 1, 2016
Valuation date:		July 27, 2021, subject to postponement in the event of certain market disruption events and as described under "General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings" in the accompanying product supplement
Maturity date:		July 30, 2021, subject to postponement in the event of certain market disruption events and as described under "General Terms of Notes — Postponement of a Payment Date" in the accompanying product supplement
Agent:		J.P. Morgan Securities LLC ("JPMS")
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Buffered PLUS	$10.00	$0.30(2)	$9.65
$0.05(3)
Total	$11,206,700.00	$392,234.50	$10,814,465.50
(1)	See "Additional Information about the Buffered PLUS — Supplemental use of proceeds and hedging" in this document for information about the components of the price to public of the Buffered PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $0.30 per $10 stated principal amount Buffered PLUS it receives from us to Morgan Stanley Smith Barney LLC ("Morgan Stanley Wealth Management"). See "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount Buffered PLUS

The estimated value of the Buffered PLUS on the pricing date was $9.834 per $10 stated principal amount Buffered PLUS. See "Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS" in this document for additional information.

Investing in the Buffered PLUS involves a number of risks. See "Risk Factors" beginning on page PS-10 of the accompanying product supplement, "Risk Factors" beginning on page US-2 of the accompanying underlying supplement and "Risk Factors" beginning on page 11 of this document.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the Buffered PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see "Additional Information about the Buffered PLUS" at the end of this document.

Product supplement no. MS-1-I dated June 3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

Underlying supplement no. 1-I dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Terms continued from previous page:
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Buffer amount:	15.00%
Basket performance factor:	final basket value / initial basket value
Basket closing value:	The basket closing value on the valuation date will be calculated as follows: 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]
Index return:	With respect to each underlying index: (final index value – initial index value) initial index value
Initial index value:	With respect to each underlying index, the closing level of that underlying index on the pricing date, which was 2,166.58 for the SPX Index, 1,548.49 for the MID Index, 1,218.927 for the RTY Index, 1,660.26 for the MXEA Index and 874.05 for the MXEF Index
Final index value:	With respect to each underlying index, the closing level of that underlying index on the valuation date
CUSIP / ISIN:	46646W193 / US46646W1936
Listing:	The Buffered PLUS will not be listed on any securities exchange.
July 2016	Page 2

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021 (the "Buffered PLUS") can be used:

▪	As an alternative to direct exposure to the underlying indices that enhances returns for a certain range of potential positive performance of the basket.
▪	To potentially achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.
▪	To obtain a buffer against a specified level of negative performance in the basket.

Maturity:	Approximately 5 years
Leverage factor:	120%
Buffer amount:	15.00%
Maximum payment at maturity:	$17.40 (174.00% of the stated principal amount) per Buffered PLUS
Minimum payment at maturity:	$1.50 per Buffered PLUS. Investors may lose up to 85.00% of the stated principal amount of the Buffered PLUS at maturity.
Basket weightings:	60% for the SPX Index, 10% for the MID Index, 10% for the RTY Index, 10% for the MXEA Index and 10% for the MXEF Index

Supplemental Terms of the Buffered PLUS

For purposes of the accompanying product supplement, each underlying index is an "Index."

July 2016	Page 3

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Key Investment Rationale

Buffered PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, while providing limited protection against negative performance of the asset. If the asset has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the asset, subject to the minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated and (i) if the asset has not depreciated by more than the specified buffer amount, investors will receive the stated principal amount of their investment or (ii), if the asset has depreciated by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount. Investors may lose up to 85.00% of the stated principal amount of the Buffered PLUS at maturity.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Upside Scenario	The final basket value is greater than the initial basket value and, at maturity, the Buffered PLUS pay the stated principal amount of $10 plus a return equal to 120% of the basket percent increase, subject to the maximum payment at maturity of $17.40 (174.00% of the stated principal amount) per Buffered PLUS.
Par Scenario	The final basket value is equal to the initial basket value or declines in value by no more than 15.00% and, at maturity, the Buffered PLUS pay the stated principal amount of $10 per Buffered PLUS.
Downside Scenario	The final basket value is less than the initial basket value by more than 15.00% and, at maturity, the Buffered PLUS pay an amount that is less than the stated principal amount. This decrease will be by an amount that is proportionate to the percentage decline of the final basket value from the initial basket value, plus the buffer amount of 15.00%. (Example: if the basket decreases in value by 30%, the Buffered PLUS will pay an amount that is less than the stated principal amount by 30% plus the buffer amount 15.00%, or $8.50 per Buffered PLUS.) The minimum payment at maturity is $1.50 per Buffered PLUS, subject to the credit risk of JPMorgan Financial and JPMorgan Chase & Co.
July 2016	Page 4

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$10 per Buffered PLUS
Leverage factor:	120%
Maximum payment at maturity:	$17.40 (174.00% of the stated principal amount) per Buffered PLUS
Minimum payment at maturity:	$1.50 per Buffered PLUS

Buffered PLUS Payoff Diagram

The Buffered PLUS
The Basket
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
Payment at Maturity on the PLUS
$17.40 Maximum
Payment at Maturity
PLUS zone
$10.00 Stated
Principal Amount
61.667%
74.00%
-50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50% 60% 70% 80%
Percentage Change in the Basket

How it works

▪	Upside Scenario. If the final basket value is greater than the initial basket value, for each $10 principal amount Buffered PLUS investors will receive the $10 stated principal amount plus a return equal to 120% of the appreciation of the basket over the term of the Buffered PLUS, subject to the maximum payment at maturity. Under the terms of the Buffered PLUS, an investor will realize the maximum payment at maturity at a final basket value of approximately 161.667% of the initial basket value.
▪	For example, if the basket appreciates 5%, investors will receive a 6% return, or $10.60 per Buffered PLUS
▪	Par Scenario. If the final basket value is equal to the initial basket value or is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 15.00%, investors will receive the stated principal amount of $10 per Buffered PLUS.
▪	Downside Scenario. If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 15.00%, investors will receive an amount that is significantly less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value plus the buffer amount of 15.00%. The minimum payment at maturity is $1.50 per Buffered PLUS.
▪	For example, if the basket depreciates 50%, investors will lose 35% of their principal and receive only $6.50 per Buffered PLUS at maturity, or 65% of the stated principal amount.
July 2016	Page 5

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

The hypothetical returns and hypothetical payments on the Buffered PLUS shown above apply only if you hold the Buffered PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

July 2016	Page 6

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Hypothetical Payouts on the Buffered PLUS at Maturity

Below are four examples of how to calculate the payment at maturity based on the hypothetical values of the underlying indices in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary.

Example 1:  The final basket value is greater than the initial basket value, and the payment at maturity is less than the hypothetical maximum payment at maturity.

Underlying Index	Weight in Basket	Hypothetical initial index value	Hypothetical final index value	Index return
SPX Index	60%	2,150.00	2,203.75	+2.50%
MID Index	10%	1,500.00	1,537.50	+2.50%
RTY Index	10%	1,200.00	1,230.00	+2.50%
MXEA Index	10%	1,600.00	1,640.00	+2.50%
MXEF Index	10%	850.00	871.25	+2.50%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(2,203.75 – 2,150.00) / 2,150.00] × 60% = 1.50%

[(1,537.50 – 1,500.00) / 1,500.00] × 10% = 0.25%

[(1,230.00 – 1,200.00) / 1,200.00] × 10% = 0.25%

[(1,640.00 – 1,600.00) / 1,600.00] × 10% = 0.25%

[(871.25 – 850.00) / 850.00] × 10% = 0.25%

1.50% + 0.25% + 0.25% + 0.25% + 0.25% = 2.50%

Final basket value	=	100 × (1 + 2.50%), which equals 102.50
Basket percent increase	=	(102.50 – 100) / 100, which equals 2.50%

The payment at maturity per Buffered PLUS will equal $10 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $10 times (ii) the leverage factor times (iii), the basket percent increase or:

$10 × 120% × 2.5% = $0.30

Because this amount would not result in a payment at maturity that would exceed the maximum payment at maturity of $17.40 per Buffered PLUS, the payment at maturity will equal $10 plus the leveraged upside payment, or:

$10 + $0.30 = $10.30

July 2016	Page 7

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value, and the payment at maturity is equal to the hypothetical maximum payment at maturity.

Underlying index	Weight in Basket	Hypothetical initial index value	Hypothetical final index value	Index return
SPX Index	60%	2,150.00	3,655.00	+70.00%
MID Index	10%	1,500.00	2,550.00	+70.00%
RTY Index	10%	1,200.00	2,040.00	+70.00%
MXEA Index	10%	1,600.00	2,720.00	+70.00%
MXEF Index	10%	850.00	1,445.00	+70.00%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(3,655.00 – 2,150.00) / 2,150.00] × 60% = 42%

[(2,550.00 – 1,500.00) / 1,500.00] × 10% = 7%

[(2,040.00 – 1,200.00) / 1,200.00] × 10% = 7%

[(2,720.00 – 1,600.00) / 1,600.00] × 10% = 7%

[(1,445.00 – 850.00) / 850.00] × 10% = 7%

42% + 7% + 7% + 7% + 7% = 70%

Final basket value	=	100 × (1 + 70%), which equals 170
Basket percent increase	=	(170 – 100) / 100, which equals 70%

The payment at maturity per Buffered PLUS will equal $10 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $10 times (ii) the leverage factor times (iii) the basket percent increase, or:

$10 × 120% × 70% = $8.40

Because this amount would result in a payment at maturity that would exceed the maximum payment at maturity of $17.40 per Buffered PLUS, the payment at maturity will equal the maximum payment at maturity of $17.40 per Buffered PLUS.

July 2016	Page 8

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Example 3: The final basket value is less than the initial basket value, but has decreased by an amount less than the buffer amount.

Underlying index	Weight in Basket	Hypothetical initial index value	Hypothetical final index value	Index return
SPX Index	60%	2,150.00	1,935.00	-10.00%
MID Index	10%	1,500.00	1,350.00	-10.00%
RTY Index	10%	1,200.00	1,080.00	-10.00%
MXEA Index	10%	1,600.00	1,440.00	-10.00%
MXEF Index	10%	850.00	765.00	-10.00%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(1,935.00 – 2,150.00) / 2,150.00] × 60% = -6%

[(1,350.00 – 1,500.00) / 1,500.00] × 10% = -1%

[(1,080.00 – 1,200.00) / 1,200.00] × 10% = -1%

[(1,440.00 – 1,600.00) / 1,600.00] × 10% = -1%

[(765.00 – 850.00) / 850.00] × 10% = -1%

(-6%) + (-1%) + (-1%) + (-1%) + (-1%) = -10%

Final basket value	=	100 × [1 + (-10%)], which equals 90
Basket percent increase	=	(90 – 100) / 100, which equals -10%

The payment at maturity per Buffered PLUS will equal $10.

Because the final basket value is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 15.00%, investors will receive the stated principal amount of $10 per Buffered PLUS.

July 2016	Page 9

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Example 4: The final basket value is less than the initial basket value and has decreased by an amount that is more than the buffer amount.

Underlying index	Weight in Basket	Hypothetical initial index value	Hypothetical final index value	Index return
SPX Index	60%	2,150.00	860.00	-60.00%
MID Index	10%	1,500.00	1,650.00	+10.00%
RTY Index	10%	1,200.00	1,320.00	+10.00%
MXEA Index	10%	1,600.00	1,760.00	+10.00%
MXEF Index	10%	850.00	935.00	+10.00%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(860.00 – 2,150.00) / 2,150.00] × 60% = -36%

[(1,650.00 – 1,500.00) / 1,500.00] × 10% = 1%

[(1,320.00 – 1,200.00) / 1,200.00] × 10% = 1%

[(1,760.00 – 1,600.00) / 1,600.00] × 10% = 1%

[(935.00 – 850.00) / 850.00] × 10% = 1%

(-36%) + 1% + 1% + 1% + 1% = -32%

Final basket value	=	100 × (1 + (-32%)), which equals 68
Basket performance factor	=	68 / 100, which equals 68%

In the above example, the final index values of all the underlying indices except for the SPX index (with a combined weighting of 40% of the basket) are each higher than their respective initial index values, but the final index value of the SPX Index (with a weighting of 60% of the basket) is lower than its initial index value. Accordingly, although the final index values of 40% of the underlying indices (by weight) have increased in value over their respective initial index values, the final index value of the other 60% (by weight) of the basket has declined and, because it has declined significantly, its decline more than offsets the increases in the other underlying indices and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than the initial basket value by an amount greater than the buffer amount of 15.00%, in this example, the payment at maturity per Buffered PLUS will equal $10 times the basket performance factor plus $1.50 per $10 principal amount Buffered PLUS; or

($10 × 68%) + $1.50 = $8.30

The payment at maturity per Buffered PLUS will be $8.30, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket plus the buffer amount.

July 2016	Page 10

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the sections entitled "Risk Factors" of the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

▪	The Buffered PLUS do not pay interest and you could lose up to 85.00% of your principal at maturity. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 15.00% of your principal, subject to the credit risk of JPMorgan Financial and JPMorgan Chase & Co. If the final basket value has declined by an amount greater than the buffer amount of 15.00% from the initial basket value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the basket, plus $1.50 per Buffered PLUS. Accordingly, you could lose up to 85.00% of your principal.
▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of $17.40 (174.00% of the stated principal amount) per Buffered PLUS. Because the maximum payment at maturity will be limited to 174.00% of the stated principal amount for the Buffered PLUS, any increase in the final basket value by more than approximately 61.667% will not further increase the return on the Buffered PLUS.
▪	The Buffered PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Buffered PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Buffered PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Buffered PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Buffered PLUS. If these affiliates do not make payments to us and we fail to make payments on the Buffered PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Buffered PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Buffered PLUS, including acting as calculation agent and as an agent of the offering of the Buffered PLUS, hedging our obligations under the Buffered PLUS and making the assumptions used to determine the pricing of the Buffered PLUS and the estimated value of the Buffered PLUS, which we refer to as the estimated value of the Buffered PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered PLUS. The calculation agent will determine the final basket value and will calculate the amount of payment you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to any underlying index, calculation of the final index value of any underlying index in the event of a discontinuance or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the Buffered PLUS in taking any corporate action that might affect the value of the SPX Index or the Buffered PLUS.

July 2016	Page 11

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Moreover, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Buffered PLUS and the value of the Buffered PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Buffered PLUS could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines. Please refer to "Risk Factors — Risks Relating to Conflicts of Interest" in the accompanying product supplement for additional information about these risks.

▪	Correlation (or lack of correlation) of performances among the underlying indices may reduce the performance of the basket, and changes in the values of the underlying indices may offset each other. The Buffered PLUS are linked to an equally weighted basket consisting of the underlying indices. Movements and performances of the underlying indices may or may not be correlated with each other. At a time when the value of one or more of the underlying indices increases, the values of the other underlying indices may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the value of one or more of the underlying indices may be moderated, or more than offset, by the lesser increases or declines in the values of the other underlying indices. High correlation of movements in the values of the underlying indices during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.
▪	The underlying indices are not equally weighted. Because the underlying indices are not equally weighted, the same percentage change in two of the underlying indices may have different effects on the basket closing value. For example, because the weighting for the SPX Index is greater than the weighting for the MID Index, a 5% decrease in the value of the SPX Index will have a greater effect on the basket closing value than a 5% increase in the value of the MID Index. Because the SPX Index makes up 60% of the basket, we expect that generally the market value of your Buffered PLUS and your payment at maturity will depend significantly on the performance of the SPX Index. See "Hypothetical Payouts on the Buffered PLUS at Maturity — Example 4" in this document.
▪	The estimated value of the Buffered PLUS is lower than the original issue price (price to public) of the Buffered PLUS. The estimated value of the Buffered PLUS is only an estimate determined by reference to several factors. The original issue price of the Buffered PLUS exceeds the estimated value of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS and the estimated cost of hedging our obligations under the Buffered PLUS. See "Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS" in this document.
▪	The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates. The estimated value of the Buffered PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Buffered PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Buffered PLUS that are greater than or less than the estimated value of the Buffered PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Buffered PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the Buffered PLUS from you in secondary market transactions. See "Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS" in this document.
▪	The estimated value of the Buffered PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Buffered PLUS is based on, among other things, our and our affiliates’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the
July 2016	Page 12

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Buffered PLUS and any secondary market prices of the Buffered PLUS. See "Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS" in this document.

▪	The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See "Additional Information about the Buffered PLUS — Secondary market prices of the Buffered PLUS" in this document for additional information relating to this initial period. Accordingly, the estimated value of your Buffered PLUS during this initial period may be lower than the value of the Buffered PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS. Any secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Buffered PLUS. As a result, the price, if any, at which JPMS will be willing to buy Buffered PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Buffered PLUS.

The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Buffered PLUS to maturity. See "— Secondary trading may be limited" below.

▪	Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors. The secondary market price of the Buffered PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the values of the underlying indices, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the underlying indices;
o	the time to maturity of the Buffered PLUS;
o	dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation among the underlying indices, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the MXEA Index and the MXEF Index trade and the correlation among those rates and the values of the MXEA Index and the MXEF Index;
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Buffered PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Buffered PLUS, if any, at which JPMS may be willing to purchase your Buffered PLUS in the secondary market.

July 2016	Page 13

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

▪	Investing in the Buffered PLUS is not equivalent to investing in the basket or the underlying indices. Investing in the Buffered PLUS is not equivalent to investing in the basket, the underlying indices or their component stocks. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying index.
▪	Adjustments to any underlying index could adversely affect the value of the Buffered PLUS. The publisher for any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to any discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	An investment in the Buffered PLUS is subject to risks associated with mid-size and small capitalization stocks with respect to the MID Index and the RTY Index. The stocks that constitute the MID Index and the RTY Index are issued by companies with relatively mid-size and small market capitalization. The stock prices of mid-size size and smaller companies may be more volatile than stock prices of large capitalization companies. Mid-size and small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Mid-size and small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
▪	The Buffered PLUS are subject to risks associated with securities issued by non-U.S. companies with respect to the MXEA Index and the MXEF Index. The equity securities included in each of the MXEA Index and MXEF Index have been issued by non-U.S. companies. Investments in Buffered PLUS linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.
▪	The Buffered PLUS are subject to risks associated with emerging markets with respect to the MXEF Index. The equity securities included in the MXEF Index have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	The Buffered PLUS are subject to currency exchange risk with respect to the MXEA Index and MXEF Index. Because the prices of the equity securities included in the MXEA Index and MXEF Index are converted into U.S. dollars for the purposes of calculating the values of the MXEA Index and MXEF Index, holders of the Buffered PLUS will be exposed to currency exchange rate risk with respect to the currencies in which securities included in the MXEA Index and MXEF Index are traded. Your net exposure will depend on the extent to which the currencies in which securities included in the MXEA Index and MXEF Index are traded strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against the currencies in which securities included in the MXEA Index and MXEF Index are traded, the value of the MXEA Index and MXEF Index will be adversely affected and the amount we pay you at maturity may be reduced. Of particular importance to potential currency exchange risk are:
o	existing and expected rates of inflation;
o	existing and expected interest rate levels;
o	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
July 2016	Page 14

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

o	political, civil or military unrest in the countries issuing those currencies and the United States; and
o	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the values of the underlying indices and, as a result, could decrease the amount an investor may receive on the Buffered PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial index value of an underlying index and, therefore, could potentially increase the value that the final index value of an underlying index must reach so that you do not suffer a loss on your initial investment in the Buffered PLUS. Additionally, these hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the amount of cash an investor will receive at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines.
▪	Secondary trading may be limited. The Buffered PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. JPMS may act as a market maker for the Buffered PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Buffered PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Buffered PLUS.
▪	The tax consequences of an investment in the Buffered PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Buffered PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Buffered PLUS described in "Additional Information about the Buffered PLUS ― Additional Provisions ― Tax considerations" in this document and in "Material U.S. Federal Income Tax Consequences" in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Buffered PLUS, the timing and character of any income or loss on the Buffered PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the "constructive ownership" regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should review carefully the section entitled "Material U.S. Federal Income Tax Consequences" in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.
July 2016	Page 15

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Basket Overview

The basket is an unequally weighted basket composed of five indices.

Underlying indices

The S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC, consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of 500 component companies as of a particular time as compared to the aggregate average market capitalization of the 500 similar companies during the base period of the years 1941 through 1943. For additional information on the S&P 500® Index, see the information set forth under "Equity Index Descriptions — The S&P U.S. Indices" in the accompanying underlying supplement.

The S&P MidCap 400® Index. The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. For additional information about the S&P MidCap 400® Index, see the information set forth under "Equity Index Descriptions — The S&P U.S. Indices" in the accompanying underlying supplement.

The Russell 2000® Index. The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000E™ Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see "Equity Index Descriptions — The Russell Indices" in the accompanying underlying supplement.

The MSCI EAFE® Index. The MSCI EAFE® Index is a free float-adjusted market capitalization index intended to measure the equity market performance of certain developed markets in Europe, Asia, Australia and New Zealand. As of the date of this document, the MSCI EAFE® Index consists of 21 developed market country indices. For additional information about the MSCI EAFE® Index, see the information set forth under "Equity Index Descriptions — The MSCI Indices" in the accompanying underlying supplement.

The MSCI Emerging Markets Index. The MSCI Emerging Markets Index is a free-float adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. As of the date of this document, the MSCI Emerging Markets Index consists of the following 23 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. For additional information about the MSCI Emerging Markets Index, see the information set forth under "Equity Index Descriptions — The MSCI Indices" in the accompanying underlying supplement.

Underlying index information as of July 27, 2016
	Bloomberg Ticker Symbol	Current Value	52 Weeks Ago	52 Week High	52 Week Low	Basket weighting
The S&P 500® Index	SPX	2,166.58	2,067.64 (on 7/27/2015)	2,175.03 (on 7/22/2016)	1,829.08 (on 2/11/2016)	60%
The S&P MidCap 400® Index	MID	1,548.49	1,464.97 (on 7/27/2015)	1,554.71 (on 7/26/2016)	1,238.82 (on 2/11/2016)	10%
The Russell 2000® Index	RTY	1,218.927	1,214.614 (on 7/27/2015)	1,238.68 (on 7/31/2015)	953.715 (on 2/11/2016)	10%
The MSCI EAFE® Index	MXEA	1,660.26	1,846.85 (on 7/27/2015)	1,883.89 (on 8/10/2015)	1,492.43 (on 2/12/2016)	10%
The MSCI Emerging Markets Index	MXEF	874.05	892.60 (on 7/27/2015)	901.68 (on 7/31/2015)	688.52 (on 1/21/2016)	10%
July 2016	Page 16

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

The following graph is calculated to show the performance of the basket during the period from January 3, 2011 through July 27, 2016, assuming the underlying indices are weighted as set out above such that the initial basket value was 100 on January 3, 2011 and illustrates the effect of the offset and/or correlation among the underlying indices during that period. The graph does not take into account the leverage factor on the Buffered PLUS or the maximum payment at maturity, nor does it attempt to show your expected return on an investment in the Buffered PLUS. You cannot predict the future performance of any underlying index or of the basket as a whole, or whether increases in the value of any underlying index will be offset by decreases in the values of the other underlying indices. The historical value performance of the basket and the degree of correlation between the value trends of the underlying indices (or lack thereof) should not be taken as an indication of its future performance.

Historical Basket Performance January 3, 2011 through July 27, 2016

The following graphs set forth the official daily values for each of the underlying indices for the period from January 3, 2011 through July 27, 2016. The related tables set forth the published high and low, as well as end-of-quarter, closing levels for each respective underlying index for each quarter in the same period. The closing levels on July 27, 2016 were, in the case of the SPX Index, 2,166.58, in the case of the MID Index, 1,548.49, in the case of the RTY Index, 1,218.927, in the case of the MXEA Index, 1,660.26 and in the case of the MXEF Index, 874.05. We obtained the closing level information above and the information in the tables and graphs from the Bloomberg Professional® serive ("Bloomberg"), without independent verification. The historical values and historical performance of the underlying indices should not be taken as an indication of future performance, and no assurance can be given as to the closing levels of the underlying indices and basket closing value on the valuation date. There can be no assurance that the basket will appreciate over the term of the Buffered PLUS so that you do not suffer a loss on your initial investment in the Buffered PLUS.

July 2016	Page 17

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Performance of the S&P 500® Index January 3, 2011 through July 27, 2016

License Agreement. "Standard & Poor’s®," "S&P®," "S&P 500®" and "Standard & Poor’s 500" are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by JPMorgan Chase & Co. and its affiliates. See "Equity Index Descriptions — The S&P 500® Index — License Agreement with S&P Dow Jones Indices LLC" in the accompanying underlying supplement.

S&P 500® Index	High	Low	Period End
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
July 2016	Page 18

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

S&P 500® Index	High	Low	Period End
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter (through July 27, 2016)	2,175.03	2,088.55	2,166.58
July 2016	Page 19

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Performance of the S&P MidCap 400® Index January 3, 2011 through July 27, 2016

License Agreement. "Standard & Poor’s®," "S&P®" and "S&P MidCap 400®" are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by JPMorgan Chase & Co. and certain of its affiliates. See "Equity Index Descriptions — The S&P U.S. Indices — License Agreement" in the accompanying underlying supplement.

S&P MidCap 400® Index	High	Low	Period End
2011
First Quarter	989.05	909.76	989.05
Second Quarter	1,015.26	929.57	978.64
Third Quarter	1,011.65	775.07	781.26
Fourth Quarter	912.99	744.98	879.16
2012
First Quarter	1,005.22	885.52	994.30
Second Quarter	1,001.65	891.32	941.64
Third Quarter	1,026.85	914.97	989.02
Fourth Quarter	1,030.15	945.96	1,020.43
2013
First Quarter	1,153.68	1,046.32	1,153.68
Second Quarter	1,214.89	1,104.79	1,160.82
Third Quarter	1,257.72	1,170.68	1,243.85
Fourth Quarter	1,342.53	1,222.86	1,342.53
2014
First Quarter	1,389.21	1,265.61	1,378.50
Second Quarter	1,432.94	1,318.50	1,432.94
Third Quarter	1,445.16	1,365.31	1,370.97
Fourth Quarter	1,474.40	1,288.10	1,452.44
2015
First Quarter	1,539.61	1,410.91	1,524.03
Second Quarter	1,549.44	1,499.68	1,502.17
Third Quarter	1,522.99	1,351.29	1,368.91
Fourth Quarter	1,473.14	1,366.44	1,398.58
2016
First Quarter	1,445.19	1,238.82	1,445.19
Second Quarter	1,525.14	1,416.66	1,496.50
Third Quarter (through July 27, 2016)	1,554.71	1,482.30	1,548.49
July 2016	Page 20

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Performance of the Russell 2000® Index January 3, 2011 through July 8, 2016

License Agreement. The "Russell 2000® Index" is a trademark of FTSE Russell and has been licensed for use by JPMorgan Chase & Co. and certain of its affiliates.  For more information, see "Equity Index Descriptions — The Russell Indices — Disclaimers" in the accompanying underlying supplement.

Russell 2000® Index	High	Low	Period End
2011
First Quarter	843.549	773.184	843.549
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.490	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter (through July 27, 2016)	1,218.927	1,139.453	1,218.927
July 2016	Page 21

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Performance of the MSCI EAFE® Index January 3, 2011 through July 27, 2016

We have entered into an agreement with MSCI Inc. providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Indices, which are owned and published by MSCI Inc., in connection with certain securities, including the securities. For more information, see "Equity Index Descriptions — The MSCI Indices — License Agreement with MSCI" in the accompanying underlying supplement.

MSCI EAFE® Index	High	Low	Period End
2011
First Quarter	1,758.97	1,597.15	1,702.55
Second Quarter	1,809.61	1,628.03	1,708.08
Third Quarter	1,727.43	1,331.35	1,373.33
Fourth Quarter	1,560.85	1,310.15	1,412.55
2012
First Quarter	1,586.11	1,405.10	1,553.46
Second Quarter	1,570.08	1,308.01	1,423.38
Third Quarter	1,569.91	1,363.52	1,510.76
Fourth Quarter	1,618.92	1,467.33	1,604.00
2013
First Quarter	1,713.66	1,604.15	1,674.30
Second Quarter	1,781.84	1,598.66	1,638.94
Third Quarter	1,844.39	1,645.23	1,818.23
Fourth Quarter	1,915.60	1,790.27	1,915.60
2014
First Quarter	1,940.23	1,796.86	1,915.69
Second Quarter	1,992.69	1,882.24	1,972.12
Third Quarter	1,995.49	1,846.08	1,846.08
Fourth Quarter	1,848.79	1,714.64	1,774.89
2015
First Quarter	1,900.90	1,697.01	1,849.34
Second Quarter	1,949.49	1,842.46	1,842.46
Third Quarter	1,894.42	1,609.50	1,644.40
Fourth Quarter	1,779.25	1,654.98	1,716.28
2016
First Quarter	1,716.28	1,492.43	1,652.04
Second Quarter	1,716.51	1,520.94	1,608.45
Third Quarter (through July 27, 2016)	1,660.26	1,573.30	1,660.26
July 2016	Page 22

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Performance of the MSCI Emerging Markets Index January 3, 2011 through July 27, 2016

We have entered into an agreement with MSCI Inc. providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Indices, which are owned and published by MSCI Inc., in connection with certain securities, including the securities. For more information, see "Equity Index Descriptions — The MSCI Indices — License Agreement with MSCI" in the accompanying underlying supplement.

MSCI Emerging Markets Index	High	Low	Period End
2011
First Quarter	1,170.87	1,087.10	1,170.87
Second Quarter	1,206.49	1,098.33	1,146.22
Third Quarter	1,169.49	851.51	880.43
Fourth Quarter	1,010.12	831.22	916.39
2012
First Quarter	1,079.94	917.08	1,041.45
Second Quarter	1,055.63	882.46	937.35
Third Quarter	1,014.07	905.65	1,002.66
Fourth Quarter	1,055.20	969.82	1,055.20
2013
First Quarter	1,082.68	1,015.47	1,034.90
Second Quarter	1,061.09	883.34	940.33
Third Quarter	1,022.54	905.96	987.46
Fourth Quarter	1,044.66	979.88	1,002.69
2014
First Quarter	1,002.66	916.56	994.65
Second Quarter	1,057.59	993.12	1,050.78
Third Quarter	1,100.98	1,005.33	1,005.33
Fourth Quarter	1,016.07	909.98	956.31
2015
First Quarter	993.82	934.73	974.57
Second Quarter	1,067.01	959.42	972.25
Third Quarter	971.91	771.77	792.05
Fourth Quarter	868.56	771.22	794.14
2016
First Quarter	836.80	688.52	836.80
Second Quarter	853.69	781.84	834.10
Third Quarter (through July 27, 2016)	874.05	819.19	874.05
July 2016	Page 23

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Additional Information about the Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 Buffered PLUS
The estimated value of the Buffered PLUS:

The estimated value of the Buffered PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Buffered PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Buffered PLUS. The estimated value of the Buffered PLUS does not represent a minimum price at which JPMS would be willing to buy your Buffered PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Buffered PLUS is based on, among other things, our and our affiliates’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see "Risk Factors — The estimated value of the Buffered PLUS is derived by reference to an internal funding rate" in this document. The value of the derivative or derivatives underlying the economic terms of the Buffered PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Buffered PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See "Risk Factors — The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates" in this document.

The estimated value of the Buffered PLUS is lower than the original issue price of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS and the estimated cost of hedging our obligations under the Buffered PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Buffered PLUS. See "Risk Factors — The estimated value of the Buffered PLUS is lower than the original issue price (price to public) of the Buffered PLUS" in this document.

Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
Secondary market prices of the Buffered PLUS:	For information about factors that will impact any secondary market prices of the Buffered PLUS, see "Risk Factors — Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors" in this document. In addition, we generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the Buffered PLUS. The length of any such initial period reflects the structure of the Buffered PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Buffered PLUS and when these costs are incurred, as
July 2016	Page 24

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

determined by our affiliates. See "Risk Factors — The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period."
Tax considerations:

You should review carefully the section entitled "Material U.S. Federal Income Tax Consequences" in the accompanying product supplement no. MS-1-I.  The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Buffered PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your Buffered PLUS should be treated as "open transactions" that are not debt instruments for U.S. federal income tax purposes, as more fully described in "Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments" in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your Buffered PLUS should be treated as long-term capital gain or loss if you hold your Buffered PLUS for more than a year, whether or not you are an initial purchaser of Buffered PLUS at the issue price.  However, the IRS or a court may not respect this treatment of the Buffered PLUS, in which case the timing and character of any income or loss on the Buffered PLUS could be materially and adversely affected.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the "constructive ownership" regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Withholding under legislation commonly referred to as "FATCA" may (if the Buffered PLUS are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the Buffered PLUS, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of a Buffered PLUS.  However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as interest) with respect to dispositions occurring before January 1, 2019.  You should consult your tax adviser regarding the potential application of FATCA to the Buffered PLUS.

Non-U.S. holders should also note that recently promulgated Treasury regulations imposing a withholding tax on certain "dividend equivalents" under certain "equity linked instruments" will not apply to the Buffered PLUS.

Supplemental use of proceeds and hedging:

The Buffered PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Buffered PLUS. See "How the Buffered PLUS Work" in this document for an illustration of the risk-return profile of the Buffered PLUS and "Basket Overview" in this document for a description of the market exposure provided by the Buffered PLUS.

The original issue price of the Buffered PLUS is equal to the estimated value of the Buffered PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS, plus the estimated cost of hedging our obligations under the Buffered PLUS.

Benefit plan investor considerations:	See "Benefit Plan Investor Considerations" in the accompanying product supplement.
Validity of the Buffered PLUS and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the Buffered PLUS offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Buffered PLUS will be valid and binding obligations of JPMorgan Financial and
July 2016	Page 25

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Buffered PLUS and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2016, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2016.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Buffered PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Buffered PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Buffered PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See "— Supplemental use of proceeds and hedging" above and "Use of Proceeds and Hedging" in the accompanying product supplement.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
July 2016	Page 26

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Five Indices due July 30, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these Buffered PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the "Risk Factors" sections of the accompanying product supplement and the accompanying underlying supplement, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-I dated June 3, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

• Underlying supplement no. 1-I dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

• Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, "we," "us," and "our" refer to JPMorgan Financial.

"Performance Leveraged Upside SecuritiesSM" and "PLUSSM" are service marks of Morgan Stanley.

July 2016	Page 27